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                                       February 13, 1998



Mr. Lawrence A. Busse
Busse Broadcasting Corporation
141 East Michigan Avenue
Suite 300
Kalamazoo, Michigan 49007

          Re:  INCENTIVE FEE PLAN

Dear Mr. Busse:

     This letter agreement will confirm our understanding that, upon the closing of any sale of Busse Broadcasting Corporation (the "Company"), the Company shall pay an incentive fee in accordance with the schedule set forth below. Such an incentive fee shall be payable to and allocated among those employees of the Company as you may determine in your sole discretion.

          AGGREGATE CONSIDERATION       INCENTIVE FEE

          Up to $110,000,000            $0

          $110,000,000 - $115,000,000   $350,000

          $115,000,000 or Higher        $500,000

     For purposes hereof, the term Aggregate Consideration shall mean the total amount of cash paid to the holders of the debt and equity securities of the Company (including, without limitation, amounts paid or payable pursuant to covenants not to compete) before deduction for transaction related fees and expenses, including, without limitation, any fees payable to Morgan Stanley & Co. Incorporated or hereunder. Aggregate Consideration shall also include the value of any long-term liabilities and accrued interest thereon of the Company (including the principal amount of any indebtedness for borrowed money) repaid or assumed in connection with or in

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anticipation of the sale of the Company (without duplication of the amounts in the preceding sentence).

                                       Very truly yours,

                                       BUSSE BROADCASTING CORPORATION


                                       By:  /s/ James C. Ryan
                                            -------------------------
                                            James C. Ryan
                                            Treasurer and Assistant Secretary



Accepted and agreed to this
13th day of February, 1998.


/s/ Lawrence A. Busse
----------------------------
Lawrence A. Busse